EXHIBIT 10.16
Agreement to amend the subconcession contract for the operation of games of chance or other games in casino in the Macao Special Administrative Region

Between

Galaxy Casino, S.A., hereinafter referred to as concessionaire, with registered address at Alameda Dr. Carlos D’Assumpção n.os 181-187, Centro Comercial do Grupo Brilhantismo, 5.º andar, Macau, registered with the Commercial and Moveable Assets Registry under no. 15066, herein represented by its directors Lui Francis Yiu-Tung (holder of Macao ID n.o1397245(0)) and Joaquim Jorge Perestrelo Neto Valente (also named as “Jorge Neto Valente”, holder of Macao ID n.o 5026658(4)) with powers to execute this agreement to amend the subconcession contract;

And

Venetian Macau Limited, hereinafter referred to as subconcessionaire, with registered address at Estrada da Baía de Nossa Senhora da Esperança, The Venetian Macao Resort Hotel, Executive Offices - L2, Taipa, Macau, registered with the Commercial and Moveable Assets Registry under no.15702, herein represented by its director Wong Ying Wai (holder of Hong Kong ID n.o D011129(6)) and António Ferreira (holder of Macao ID n.o 5010334(0)) with powers to execute this agreement to amend the subconcession contract;

Whereas:

The concessionaire was granted by the Macao Special Administrative Region a concession to operate games of chance or other games in casino, by means of a concession contract for the operation of games of chance or other games in casino in the Macao Special Administrative Region executed on June 26, 2002, and amended on December 19, 2002.

On June 23, 2022 the Macao Special Administrative Region and the concessionaire entered into a contract to amend the concession contract for the operation of games of chance or other games in casino.

Both parties accept and mutually agree to enter into this agreement to amend the subconcession contract for the operation of games of chance or other games in casino.

Pursuant to Clause 82, paragraph 1 of the subconcession contract entered into by and between the concessionaire and the subconcessionaire, Galaxy Casino, S.A. was authorized to execute this agreement to amend the subconcession contract.

Clause 1
Amendment

Clause 8 and Clause 43 of the subconcession contract for the operation of games of chance or other games in casino executed by and between the concessionaire and the subconcessionaire on December 19, 2002 are amended as follows:

“Clause 8 – Term of the subconcession

1.The term of this subconcession is extended to December 31, 2022.
2.(Remains unchanged)

“Clause 43 – Reversion of casinos and gaming equipment and utensils allocated to gaming

1.On December 31, 2022, except in case the subconcession is terminated prior to this date, the casinos and the equipment and utensils of the subconcessionaire allocated to gaming, even when the latter are kept outside the casinos, shall automatically revert to the Macao Special Administrative Region without compensation, and upon the delivery of the aforementioned assets, the subconcessionaire shall ensure they are in good upkeep and operating conditions, except for normal wear and tear resulting from the use thereof for the purposes of this subconcession contract, and free of any liens or charges.
2.The subconcessionaire shall immediately deliver the assets mentioned in the previous paragraph, and shall execute all documents requested by the Government in accordance with the law.

3.(Remains unchanged).
4.(Remains unchanged).
5.(Remains unchanged).
6.(Remains unchanged).”

Clause 2
Added Clauses
Clause 9-A, Clause 43-A and Clause 63-A are added to the subconcession contract with the following wording:

“Clause 9-A – Locations authorized to operate games of chance

The subconcessionaire is authorized to operate games of chance or other games in casino at the following locations:
1) “Casino Sands”, situated at “Largo de Monte Carlo, no. 203, Macau”;
2)“Casino Venetian”, situated at the Venetian Macau Resort Hotel, Estrada da Baía de Nossa Senhora da Esperança, s/n, Cotai, Macao;
3)“Casino The Plaza Macau”, situated at Four Seasons Hotel, Estrada da Baía de Nossa Senhora da Esperança, s/n, Cotai, Macao;
4)“Casino Sands Cotai Central”, situated at Sands Cotai Central, Estrada do Istmo, Cotai, Macao;
5)“Casino Parisian Macao”, situated at Estrada do Istmo, Cotai, Macao.

“Clause 43-A – Casinos

1.    The following casinos of the subconcessionaire shall, pursuant to article 40 of Law No. 16/2001 and Clause 43 of this subconcession contract, upon the expiry of the concession, revert to the Macao Special Administrative Region without compensation and free of any liens or charges:
1)“Casino Sands”;
2)“Casino Venetian”;
3)“Casino The Plaza Macau”;

4)“Casino Sands Cotai Central”;
5)“Casino Parisian Macao”.

Clause 63-A – Bank guarantee to guarantee the satisfaction of labour debts

1.The subconcessionaire undertakes to provide an autonomous first demand bank guarantee (“first demand”) in an amount not less than MOP2.31 billion, in favour of the Macao Special Administrative Region, to guarantee the satisfaction of labour debts upon the expiry of the subconcession contract.
2.The Macao Special Administrative Region may request to increase the amount of the abovementioned guarantee in accordance with the number of the workers employed by the subconcessionaire.
3.The subconcessionaire undertakes to pursue all actions and comply will all obligations as deemed necessary to keep the bank guarantee mentioned in paragraph 1 effective.
4.Upon expiry of the term of this subconcession contract, if the subconcessionaire fails to satisfy its labour debts within the deadline set by the Macao Special Administrative Region, the latter may enforce the bank guarantee mentioned in paragraph 1.
5.The bank guarantee mentioned in paragraph 1 may only be cancelled with the authorization of the Macao Special Administrative Region.
6.The expenses related with the issuance, maintenance and cancellation of the bank guarantee mentioned in paragraph 1 shall be entirely borne by the subconcessionaire.”

Clause 3
Compensation for the extension

1.The subconcessionaire shall pay the Macao Special Administrative Region the amount of MOP47 million with the execution of this agreement to amend the subconcession contract, as compensation for the extension of the term of the subconcession for the operation of games of chance or other games in casino to December 31, 2022.

2.The subconcessionaire undertakes to comply with the obligation set forth under Clause 63-A added pursuant to Clause 2 of this agreement to amend the subconcession contract within three months from date of execution of this agreement to amend the subconcession contract.

Clause 4
Undertaking

For the purposes of execution of this contract, the subconcessionaire and the concessionaires of the land in which are located the casinos referred to in Clause 43-A of the subconcession contract for the operation of games of chance or other games in casino, as amended by this contract, undertake to execute documents, and undertake to revert the casinos to the Macao Special Administrative Region in accordance with the terms of Law No. 16/2001, as amended, as well as of the subconcession contract for the operation of games of chance or other games in casino, as amended by this contract, the scope of the casinos is demarcated in the abovementioned document.

Clause 5
Other clauses of the contract

The remainder of the clauses of the subconcession contract remain unchanged.

Clause 6
Others

This agreement to amend the subconcession contract is written in both official languages, in three duplicates, one of which shall be kept by the concessionaire, another by the subconcessionaire and another by the Macao Special Administrative Region.

Clause 7
Effectiveness

This agreement to amend the subconcession contract becomes is effective as of the date of its execution by the parties.

Macau, June 23, 2022.

The Concessionaire,
/s/ LUI FRANCIS YIU-TUNG
LUI FRANCIS YIU-TUNG
/S/ JOAQUIM JORGE PERESTRELO NETO VALENTE
JOAQUIM JORGE PERESTRELO NETO VALENTE

The Subconcessionaire,
/S/ WONG YING WAI
WONG YING WAI
/S/ ANTÓNIO FERREIRA
ANTÓNIO FERREIRA